Exhibit 10.5

FOURTH AMENDMENT TO

AMENDED AND RESTATED

MASTER REPURCHASE AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of July 31, 2013, is made and entered into among NVR MORTGAGE FINANCE, INC., a Virginia corporation (the “Seller”), U.S. BANK NATIONAL ASSOCIATION, as agent (in such capacity, the “Agent”) and a Buyer, and the other Buyers (the “Buyers”).

RECITALS

A. The Seller and the Buyers are parties to an Amended and Restated Master Repurchase Agreement dated as of August 2, 2011 as amended by a First Amendment to Amended and Restated Master Repurchase Agreement dated as of August 1, 2012, a Second Amendment to Amended and Restated Master Repurchase Agreement dated as of November 13, 2012, and a Third Amendment to Amended and Restated Master Repurchase Agreement dated as of November 29, 2012 (the “Repurchase Agreement”); and

B. The Seller and the Buyers now desire to amend certain provisions of the Repurchase Agreement as set forth herein.

AGREEMENT

In consideration of the premises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, all parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used and not otherwise defined in this Amendment have the meanings specified in the Repurchase Agreement.

Section 2. Amendments. The Repurchase Agreement is hereby amended as follows:

2.1 Definitions. Section 1.2 of the Repurchase Agreement is hereby amended as follows:

(a) The definitions of “Conforming Mortgage Loan,” “Libor Margin,” “Pricing Rate” and “Termination Date” are amended and restated in their respective entireties as follows:

“Conforming Mortgage Loan” means a conventional first-priority Single-family Loan (including an Agency-Eligible Forty Year Loan) that is either (i) FHA insured, (ii) VA guaranteed, (iii) guaranteed or provided under the USDA Rural Development program, (iv) eligible for sale to an Approved Investor in conjunction with a state or municipal housing bond program, or (v) a conventional mortgage loan that fully conforms to all Agency underwriting and other requirements, excluding expanded criteria loans as defined under any Agency program.

“Libor Margin” means 2.75%.

“Pricing Rate” means the LIBOR Rate (or, if applicable, the alternate rate determined under Section 6.7) plus the LIBOR Margin or the Default Pricing Rate, as determined under this Agreement, provided that the Pricing Rate shall not be less than 3.00%.

“Termination Date” means the earlier of (i) July 30, 2014, and (ii) the date when the Buyers’ Commitments are terminated pursuant to this Agreement, by order of any Governmental Authority or by operation of law.

2.2 Facility Fee; Non-Use. Section 9.1 of the Repurchase Agreement is hereby amended and restated in its entirety as follows:

The Seller agrees to pay to the Agent (for Pro Rata distribution to the Buyers) a facility fee (the “Facility Fee”) in an amount equal to the sum of fifteen one-hundredths of one percent (0.15%) per annum of the Maximum Aggregate Commitment for the period from the Effective Date to the Termination Date, computed for each calendar month or portion thereof from the Effective Date until the date this Agreement terminates in accordance with its terms. If the average Aggregate Outstanding Purchase Price is less than 50% of the Maximum Aggregate Commitment for any month, the Seller further agrees to pay to the Agent (for pro rata distribution to the Buyers) a non-usage fee (the “Non-usage Fee”) in an amount determined by applying a rate of 0.20% per annum to the average daily amount by which the Maximum Aggregate Commitment exceeds the average Aggregate Outstanding Purchase Price, computed for each calendar month or portion thereof from the Effective Date to the date this Agreement terminates in accordance with its terms. The Facility Fee and the Non-Usage Fee shall be payable monthly in arrears and shall be due and payable no later than two (2) Business Days after the Agent bills the Seller therefor and shall be calculated based on a year of three hundred sixty (360) days. If the Maximum Aggregate Commitment shall be increased or decreased from time to time either pursuant to a provision of this Agreement or by separate agreement between the Buyers and the Seller (excluding, however, any change occurring as a result of or following the occurrence of a Default or an Event of Default, in respect of which no adjustment of the Facility Fee and the Non-Usage Fee shall be required), the amount of the Facility Fee and the calculation of the Non-Usage Fee shall be adjusted as of the date of such change. The Facility Fee and the Non-Usage Fee are compensation to the Buyers for committing to make funds available for revolving purchases of Eligible Loans on the terms and subject to the conditions of this Agreement, and are not compensation for the use or forbearance or detention of money. Each calculation by the Agent of the amount of the Facility Fee and the Non-Usage Fee shall be conclusive and binding absent manifest error.

2.3 Approved Investors. Schedule AI to the Repurchase Agreement is amended and restated in its entirety to read as set forth on Exhibit A to this Amendment.

Section 3. Representations, Warranties, Authority, No Adverse Claim.

3.1 Reassertion of Representations and Warranties, No Default. The Seller hereby represents and warrants that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties in the Repurchase Agreement are true, correct, and complete in all respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Repurchase Agreement, and (b) there will exist no Default or Event of Default under the Repurchase Agreement, as amended by this Amendment, on such date that the Buyers have not waived.

3.2 Authority, No Conflict, No Consent Required. The Seller represents and warrants that it has the power, legal right, and authority to enter into this Amendment and has duly authorized by proper corporate action the execution and delivery of this Amendment and none of the agreements herein contravenes or constitutes a default under any agreement, instrument, or indenture to which the Seller is a party or a signatory, any provision of the Seller’s articles of incorporation or bylaws, or any other agreement or requirement of law or results in the imposition of any Lien on any of its property under any agreement binding on or applicable to the Seller or any of its property except, if any, in favor of the Buyers. The Seller represents and warrants that no consent, approval, or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Seller of this Amendment or the performance of obligations of the Seller herein described, except for those that the Seller has obtained or provided and as to which the Seller has delivered certified copies of documents evidencing each such action to the Buyers.

3.3 No Adverse Claim. The Seller hereby warrants, acknowledges, and agrees that no events have taken place and no circumstances exist at the date hereof that would give the Seller a basis to assert a defense, offset, or counterclaim to any claim of the Agent or the Buyers with respect to the Seller’s obligations under the Repurchase Agreement as amended by this Amendment.

Section 4. Conditions Precedent. The effectiveness of the amendments hereunder shall be subject to satisfaction of the following conditions precedent:

4.1 The Agent shall have received the following documents in a quantity sufficient that the Seller and each Buyer may each have a fully executed original of each such document:

(a) this Amendment duly executed by the Seller, the Agent, and the Buyers;

(b) a certificate of the Secretary or an Assistant Secretary of the Seller certifying (i) that there has been no change to Seller’s articles of incorporation or bylaws since copies of the same were delivered to the Agent on August 5, 2008; (ii) as to a copy attached thereto of resolutions authorizing the execution, delivery, and performance of this Amendment, and the other documents and agreements executed and delivered in connection herewith; and (iii) as to the names, incumbency, and specimen signatures of the persons authorized to execute this Amendment on behalf of the Seller; and

(c) such other documents as the Agent reasonably requests.

4.2 The Seller shall have paid any outstanding Agent’s Fees and any other fees then due under Article 9 of the Repurchase Agreement.

Section 5. Miscellaneous.

5.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Repurchase Agreement and the other Repurchase Documents. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Repurchase Agreement and each other Repurchase Document are ratified and confirmed and shall continue in full force and effect.

5.2 Survival. The representations and warranties made by the Seller in this Amendment shall survive the execution and delivery of this Amendment.

5.3 Reference to Repurchase Agreement. Each of the Repurchase Documents, including the Repurchase Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Repurchase Agreement as amended hereby, is hereby amended so that any reference in such Repurchase Document to the Repurchase Agreement shall refer to the Repurchase Agreement as amended and modified hereby.

5.4 Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York as applicable to the Repurchase Agreement.

5.5 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agent, the Buyers, the Seller, and their respective successors and assigns, except that the Seller may not assign or transfer any of its rights or obligations hereunder without the prior written consent of each of the Buyers.

5.6 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

5.7 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

5.8 ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER REPURCHASE DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG

THE PARTIES HERETO AND THERETO, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

NVR MORTGAGE FINANCE, INC., as Seller

By:	/s/ Robert W. Henley
Name:	Robert W. Henley
Title:	President

[Signature Page 1 to Fourth Amendment to Amended and Restated Master Repurchase Agreement]

U.S. BANK NATIONAL ASSOCIATION,
as Agent and as a Buyer

By:	/s/ Kathleen Connor
Name:	Kathleen Connor
Title:	Vice President

[Signature Page 2 to Fourth Amendment to Amended and Restated Master Repurchase Agreement]

EXHIBIT A TO

FOURTH AMENDMENT TO

AMENDED AND RESTATED

MASTER REPURCHASE AGREEMENT

Approved Investors List
3/31/2013
Investor	S&P CP Rating (1)	Moody’s CP Rating (1)	Related Parent Company	Product Approval
Astoria Federal Savings and Loan	A-2	P-1		Conforming

BB&T	A-2	P-1		Conforming/Non-conforming

Chase Manhattan Mortgage Corporation	A-1	P-1	JPMorgan Chase Bank, N.A.	Conforming/Non-conforming

Citimortgage, Inc.	A-2	P-1	Citigroup, Inc.	Conforming/Non-conforming

Dollar Bank, FSB	N/A	N/A		Conforming

Everbank Financial Corp	N/A	N/A		Conforming/Non-conforming

Federal Home Loan Mortgage Corp. (Freddie Mac)	A-1+	P-1		Conforming/Non-conforming

Federal National Mortgage Assoc. (Fannie Mae)	A-1+	P-1		Conforming/Non-conforming

Fifth Third Bank	N/A	N/A		Conforming

1st Commonwealth Bank of Virginia	N/A	N/A		Conforming

Government National Mortgage Assoc.	N/A	N/A		Conforming

JPMorgan Chase Bank	A-1+	P-1		Conforming/Non-conforming

Lake Michigan Credit Union	N/A	N/A	Lake Michigan Financial Group Inc.	Conforming/Non-conforming

New Penn Financial, LLC	N/A	N/A		Conforming/Non-conforming

PennyMac Loan Services, LLC	N/A	N/A	PennyMac Mortgage Investment Trust	Conforming/Non-conforming

Redwood Residential Acquisition Corporation	N/A	N/A		Conforming

SunTrust Mortgage, Inc.	A-2	P-1	Suntrust Banks, Inc.	Conforming/Non-conforming

Virginia Commerce Bank	N/A	N/A		Conforming/Non-conforming

US Bank Home Mortgage	A-1	P-1		Conforming/Non-conforming

Wells Fargo Home Mortgage	A-1	P-1	Wells Fargo Bank, N.A.	Conforming/Non-conforming

Coastal Federal Credit Union	N/A	N/A		Conforming/Non-conforming

Housing Agencies (2)

Delaware State Housing Authority	N/A	N/A		Conforming

Florida State Housing	N/A	N/A		Conforming

Housing Opportunities Commission	N/A	N/A		Conforming

Illinois housing Development Authority	N/A	N/A		Conforming

Indiana Housing & Community Development Authority	N/A	N/A		Conforming

Kentucky Housing Corp.	N/A	N/A		Conforming

Maryland Community Development	N/A	N/A		Conforming

New Jersey Housing Finance	N/A	N/A		Conforming

North Carolina Housing Finance	N/A	N/A		Conforming

Ohio Housing Finance Agency	N/A	N/A		Conforming

Pennsylvania Housing Finance	N/A	N/A		Conforming

South Carolina Housing Finance	N/A	N/A		Conforming

State of New York Mortgage Agency	N/A	N/A		Conforming

Tennessee Housing Finance	N/A	N/A		Conforming

Virginia Housing Development Authority	N/A	N/A		Conforming

West Virginia Housing Finance	N/A	N/A		Conforming

(1)	Ratings as of June 17, 2013
(2)	All state agency programs are prefunded bond programs

Ex. A-1